                                                                     EXHIBIT 5.3

                         [LETTERHEAD OF BRYAN CAVE LLP]



                               November 26, 2001

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039

Ladies and Gentlemen:

         We have acted as special New York counsel to Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), in connection with the Registration Statement on Form S-3, which also constitutes Post-Effective Amendment No. 2 to Registration Statements Nos. 333-55304, 333-55304-01 and 333-55304-02 (collectively, the "Registration Statement") filed by the Company and RGA Capital Trust I and RGA Capital Trust II, each a Delaware business trust (each, a "Trust", and collectively, the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company, par value $0.01 per share (the "Common Stock"); (ii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iii) shares of Preferred Stock of the Company, par value $0.01 per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iv) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (v) debt securities, which may be senior (the "Senior Debt Securities"), subordinated (the "Subordinated Debt Securities") or junior subordinated (the "Junior Subordinated Debt Securities") (collectively, the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants" and collectively with the Common Stock Warrants and the Preferred Stock Warrants, the "Securities Warrants"); (vii) contracts for the purchase and sale of Common Stock or Preferred Stock (the "Purchase Contracts"); and (viii) Stock Purchase Units of the Company, consisting of a Purchase Contract and any of Debt Securities, debt obligations of third parties, including U.S. Treasury Securities (the "Third Party Debt Securities"), or Trust Preferred Securities (as defined below), securing the holder's obligation to purchase the Common Stock or the Preferred Stock under such Purchase Contract (the "Stock Purchase Units"). The Registration Statement also relates to the registration under the Act of trust preferred securities of the Trusts (the "Trust Preferred Securities") and guarantees of the Trust Preferred Securities by the Company (the "Guarantees"). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants and the Stock Purchase Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") filed pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $950,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

         The Senior Debt Securities will be issued under an indenture, as supplemented (the "Senior Indenture") between the Company and the senior indenture trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture") between the Company and the subordinated indenture trustee (the "Subordinated Indenture Trustee"). The Junior Subordinated Debt Securities will be issued under an indenture (the "Junior Subordinated Indenture") between the Company and The Bank of New York, as junior subordinated indenture trustee (the "Junior Subordinated Indenture Trustee"). The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

         The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement") to be entered into between the Company and a depositary agent (the "Depositary Agent"), the form of which will be filed with the SEC promptly after the offering of any Depositary Shares thereunder.

         The Guarantees will be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between the Company and The Bank of New York, as guarantee trustee (the "Guarantee Trustee").

         In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, including the forms of the Indentures and of the Guarantee Agreement attached thereto as Exhibits 4.1, 4.2, 4.3 and 4.15, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of each person that executed documents, the authenticity of documents submitted to us as originals, and the conformity to authentic originals of documents submitted to us as certified or photocopies.

         We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Indenture Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Indenture Trustee;
(3) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will be the valid and legally binding obligation of the Junior Subordinated Indenture Trustee; (4) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent; and (5) at the time of the execution, issuance and delivery of the Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee.

         We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company and the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company and the Subordinated Indenture Trustee; (3) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will have been duly authorized, executed and delivered by the Company and the Junior Subordinated Indenture Trustee; (4) at the time of execution, issuance and delivery of the Guarantees, the Guarantee Agreement will have been duly authorized, executed and delivered by the Company and the Guarantee Trustee; and (5) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Depositary Agent.

         Based upon the foregoing, in reliance thereon and subject to the exceptions, qualifications and limitations stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

         1. With respect to the Receipts, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, (b) due filing of Articles of Amendment to the Articles of Incorporation of the Company establishing the terms of the Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus, (d) due issuance and delivery of the Preferred Stock, upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

         2. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company.

         3. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters by the Board and (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration thereof provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of the Company.

         Our opinions set forth in paragraphs 1, 2 and 3 above are subject to and limited by the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law,
(iii) requirements that a claim with respect to any Debt Securities or Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         The opinion expressed above is limited to the laws of the State of New York and the federal laws of the United States of America.

         You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Receipts, Debt Securities or Guarantees you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.



                                      Very truly yours,

                                      /s/ Bryan Cave LLP

                                      Bryan Cave LLP